Exhibit 99.1

Adicet Reports First Quarter 2021 Financial Results and Provides Business Updates

•	Initiated Phase 1 Trial of ADI-001 for the Treatment of B Cell Non-Hodgkin's Lymphoma (NHL), interim clinical data expected in late 2021

•	Successfully raised $143.8 million in net proceeds through a public offering and concurrent private placement to advance a pipeline of CAR gamma-delta T cell therapies

Menlo Park, CA and Boston, MA – May 17, 2021 – Adicet Bio, Inc. (Nasdaq: ACET), a biotechnology company discovering and developing first-in-class allogeneic gamma delta T cell therapies for cancer and other diseases, today reported financial results for the first quarter ended March 31, 2021.

“The first quarter of 2021 has been highly productive for Adicet both on the financial and clinical fronts. The successful execution of our capital raise, and the initiation of the Phase 1 trial of our lead product candidate, ADI-001, being evaluated for the treatment of NHL, have put us in a strong position to continue to build upon our ongoing momentum through the rest of the year,” said Chen Schor, President and Chief Executive Officer of Adicet Bio. “We look forward to reporting interim clinical data from the Phase 1 study of ADI-001 later this year as well as continuing to develop our pipeline of “off-the-shelf” gamma delta T cell product candidates for the treatment of solid and hematologic tumors.”

First Quarter & Recent Business Updates:

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Appointed Dr. Blake Aftab as Vice President of Research. In April 2021, Adicet announced the appointment of Blake Aftab, Ph.D., as Vice President of Research and Development. Dr. Aftab will lead Adicet’s research group and further progress the Company’s gamma delta T cell platform and pipeline of programs. Dr. Aftab has nearly 20 years of rich experience in academia, biotech and the pharmaceutical industry developing multiple therapeutic modalities including cell therapies, small molecules, biologics and antibody-drug conjugates through all stages of drug development.  Dr. Aftab succeeds Dr. Stewart Abbot who will be stepping down from his role as Chief Scientific Officer and moving to an advisory role with the Company.

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Initiated Phase 1 Trial of ADI-001 for the Treatment of NHL. In March 2021, Adicet announced the initiation of its first-in-human Phase I clinical trial evaluating ADI-001, an investigational first-in-class allogeneic gamma delta T cell therapy expressing a chimeric antigen receptor (CAR) targeting CD20, for the treatment of NHL. ADI-001 is believed to be the first IND-cleared allogeneic CAR gamma-delta T cell therapy to reach human trials. Patient dosing has commenced in the Phase I trial to evaluate the safety, tolerability, pharmacokinetics and pharmacodynamics of ADI-001, and to determine optimal

Exhibit 99.1

dosing as a monotherapy. Preliminary safety and tolerability data expected by the end of 2021.

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Appointed Andrew Sinclair, Ph.D., to the Company’s Board of Directors. In March 2021, Adicet announced the appointment of Andrew Sinclair, Ph.D., to its Board of Directors. Dr. Sinclair is currently a partner and portfolio manager at Abingworth LLP, where he has served in various positions focusing on investments in public and private biotech and pharmaceutical companies.

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Successfully raised $143.8 million in net proceeds through a public offering and concurrent private placement. In February 2021, Adicet successfully completed a capital financing of $152 million in aggregate gross proceeds. After deducting underwriting discounts and commissions and offering expenses, the Company received $143.8 million of net proceeds. The Company plans to utilize the net proceeds from the financing to advance its gamma delta T cell therapies.

Financial Results for First Quarter 2021:

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Research and Development (R&D) Expenses: R&D expenses were $11.7 million for the three months ended March 31, 2021, compared to $7.0 million during the same period in 2020. The $4.7 million increase is primarily driven by an increase of $2.7 million of payroll and personnel expenses due to increases in headcount of employees involved in research and development activities, an increase of $1.3 million incurred for contract research organizations and consultant costs due to ramping up of clinical development activities related to our first product candidate, ADI-001 and an increase of $0.7 million in facility and other expenses. Payroll and personnel expenses for the three months ended March 31, 2021 includes $1.5 million of non-cash stock-based compensation expense compared to $0.1 million during the same period in 2020.

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General and Administrative (G&A) Expenses: G&A expenses were $5.6 million for the three months ended March 31, 2021, compared to $2.5 million during the same period in 2020. The $3.1 million increase is primarily driven by an increase of $1.5 million of payroll and personnel expenses, an increase of $0.4 million of professional fees for legal, consulting, accounting, tax and other services, and an increase of $1.1 million in facility and other expenses. Payroll and personnel expenses for the three months ended March 2021 includes $1.4 million of non-cash stock-based compensation expense compared to $0.2 million during the same period in 2020.

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Net Loss: Net loss attributable to common shareholders for the three months ended March 31, 2021 was $21.3 million, or a net loss of $0.82 per basic and diluted share, including non-cash stock-based compensation expense of $3.0 million, as compared to a net loss of $4.5 million during the same period in 2020, or a net loss of $2.07 per basic and diluted share, including non-cash stock-based compensation expense of $0.3 million.

Exhibit 99.1

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Cash and Marketable Debt Securities Position: Cash and cash equivalents and marketable debt securities were $223.4 million as of March 31, 2021, compared to $94.6 million as of December 31, 2020. The Company expects that current cash, cash equivalents and marketable securities as of March 31, 2021 will be sufficient to fund its operating expenses through the beginning of the second half of 2023.

About Adicet Bio, Inc.

Adicet Bio, Inc. is a biotechnology company discovering and developing allogeneic gamma delta T cell therapies for cancer and other diseases. Adicet is advancing a pipeline of “off-the-shelf” gamma delta T cells, engineered with chimeric antigen receptors and T cell receptor-like antibodies to enhance selective tumor targeting, facilitate innate and adaptive anti-tumor immune response, and improve persistence for durable activity in patients. For more information, please visit our website at http://www.adicetbio.com.

Forward-Looking Statements

This press release contains "forward-looking statements" of Adicet within the meaning of the Private Securities Litigation Reform Act of 1995 relating to business and operations of Adicet including, but not limited to, express or implied statements regarding preclinical and clinical development of Adicet’s product candidates, including future plans or expectations for ADI-001 and ADI-002 and potential therapeutic effects of ADI-001 and ADI-002 the timing and outcome of discussions with FDA and other regulatory agencies, expectations regarding the design, implementation, timing, and success of its current and future clinical studies of ADI-001 and ADI-002 including whether they are pivotal or would support registration, expectations regarding its other CAR T cell therapy development activities, Adicet’s growth as a company and the anticipated contribution of the members of its board of directors to its operations and progress, and its expectations regarding its uses of capital, expenses, future accumulated deficit and other first quarter 2021 financial results. Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including without limitation, the effect of COVID-19 on Adicet’s business and financial results, including with respect to disruptions to its clinical trials, business operations, and ability to raise additional capital; Adicet’s ability to execute on its strategy; that positive results from a clinical study may not necessarily be predictive of the results of future or ongoing clinical studies; future clinical studies may fail to demonstrate adequate safety and efficacy of our product candidates, which would prevent, delay, or limit the scope of regulatory approval and commercialization; regulatory approval processes of the FDA and comparable foreign regulatory authorities are lengthy, time-consuming, and inherently unpredictable; regulatory developments in the United States and foreign countries;

Exhibit 99.1

Adicet’s estimates regarding expenses, future revenue, and capital requirements; as well as those risks and uncertainties set forth in Adicet’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission (SEC).  For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Adicet’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Adicet’s most recent annual report on Form 10-K and our periodic reports on Form 10-Q and Form 8-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Adicet’s other filings with the SEC.  All information in this press release is as of the date of the release, and Adicet undertakes no duty to update this information unless required by law.

Adicet Bio, Inc.

Investor and Media Contacts

Anne Bowdidge

abowdidge@adicetbio.com

Janhavi Mohite

Stern Investor Relations, Inc.

212-362-1200

Exhibit 99.1

janhavi.mohite@sternir.com

Adicet Bio, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue—related party	$ (3,981)	$ 2,000
Operating expenses:
Research and development	11,743	7,033
General and administrative	5,630	2,524
Total operating expenses	17,373	9,557
Loss from operations	(21,353)	(7,557)
Interest income	41	322
Interest expense	(50)	—
Other income (expense), net	(4)	70
Loss before income tax benefit	(21,367)	(7,165)
Income tax expense (benefit)	(48)	(2,679)
Net loss	$ (21,319)	$ (4,486)
Net loss per share attributable to common stockholders, basic and diluted	$ (0.82)	$ (2.07)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	26,099,954	2,163,440

Adicet Bio, Inc.

Exhibit 99.1

Balance Sheet Data

(in thousands)

(unaudited)

	March 31, 2021	December 31, 2020
Cash, cash equivalents and marketable debt securities	$ 223,420	$ 94,614
Working capital	203,923	77,857
Total assets	282,073	153,835
Contract liabilities—related party	17,961	13,980
Accumulated deficit	(127,644)	(106,325)
Total stockholders' equity	236,259	109,827